                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 15, 1998, except as to the second paragraph of the "Contingencies" footnote, which is as of August 10, 1998, which appears on page 17 of the 1998 Annual Report to Stockholders of Raychem Corporation, which is incorporated by reference in Raychem Corporation's Annual Report on Form 10-K for the year ended June 30, 1998. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 19 of such Annual Report on Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP
San Jose, California
December 16, 1998